Exhibit 99.4

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IMPORTANT ANNUAL MEETING INFORMATION 000004
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ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext
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DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4
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Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.
Special Meeting Proxy Card 1234 5678 9012 345
q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
A Proposals: The Board of Directors recommends a vote FOR the Proposals 1, 2 and 3.
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For Against Abstain For Against Abstain
1. Adoption and approval the Agreement and Plan of Merger 2. Approval of the issuance of up to 3,200,000 LCNB common dated as of December 20, 2017, by and between LCNB shares to issued in the connection with the Agreement and Corp. and Columbus First Bancorp, Inc. Plan of Merger.
3. Approval of adjournment of the Special Meeting of Shareholders, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting of Shareholders to adopt and approve the Agreement and Plan of Merger or approve the issuance of common shares.
B Non-Voting Items
Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signature is by a corporation, a duly authorized officer should sign in full corporate name. If a partnership, please sign in partnership name by an authorized person.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
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MMMMMMM1UPX 3732161 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +
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PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
REVOCABLE PROXY — LCNB CORP.
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS – MAY 1, 2018
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Joseph W. Schwarz, Kathleen Porter Stolle, and Bernard H. Wright, Jr., and each of them, with full power of substitutions, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of LCNB Corp. which the undersigned is entitled to vote at the special meeting of the shareholders of said Company scheduled to be held at 10:00 A.M. on May 1, 2018 at 105 North Broadway, Lebanon, Ohio or at any adjournments or recesses thereof.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, for the Proposal in Item No. 1, for the Proposal in Item No. 2 and for the Proposal in Item No. 3. If any other matters are properly brought before the special meeting of shareholders, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote the common shares represented by this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of peoples may recommend.
ALL FORMER PROXIES ARE HEREBY REVOKED
Please complete, sign, date and promptly mail this proxy in the enclosed postage paid envelope.